UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2015

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 of this Current Report on Form 8-K, at the special meeting of stockholders of Iron Mountain Incorporated, or the Company, held on January 20, 2015, or the Special Meeting, the Company’s stockholders approved the adoption of the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, or the 2014 Plan.

Unless the Board of Directors of the Company, or the Board, provides otherwise, the 2014 Plan will be administered by the Compensation Committee of the Board. The 2014 Plan permits the issuance to the employees, officers, directors, consultants and advisors of the Company and its affiliates of equity-based awards, including incentive stock options, nonqualified stock options, grants of shares of Common Stock, whether or not subject to restrictions, stock appreciation rights, restricted stock units and performance units, that vest based on certain performance criteria, and cash-based awards that may be earned based on certain performance criteria.

Subject to adjustment as provided in the 2014 Plan, the total amount of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2014 Plan is 7,750,000. The 2014 Plan permits the Company to continue to grant awards through January 20, 2025.

Additional details of the 2014 Plan are included in the Company’s proxy statement for the Special Meeting, under the heading “Proposal Regarding the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan,” which proxy statement was filed with the Securities and Exchange Commission, or the SEC, on December 23, 2014, or the Proxy Statement, and is available at the SEC’s website at www.sec.gov. The foregoing description of the 2014 Plan is qualified in its entirety by the terms of the 2014 Plan, which is incorporated into this Item 5.02 by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The final results of the matters submitted to a vote of the stockholders at the Special Meeting, which are described in more detail in the Proxy Statement, are set forth below:

1.              Proposal to adopt the Agreement and Plan of Merger dated as of November 12, 2014 between the Company and Iron Mountain REIT, Inc., a new, wholly owned, direct subsidiary of the Company formed under Delaware law, or the Merger Agreement, which is part of the reorganization of the Company’s operations through which the Company intends to qualify as a REIT for federal income tax purposes.

For	Against	Abstain	Broker Non-Vote
181,586,785	840,796	148,604	0

2.              Proposal to ratify and approve the inclusion in the Company’s bylaws of a provision that establishes Delaware as the exclusive forum for resolving derivative actions and certain other disputes.

For	Against	Abstain	Broker Non-Vote
127,892,967	54,560,395	122,823	0

3.              Proposal to approve the adoption the 2014 Plan.

For	Against	Abstain	Broker Non-Vote
176,622,767	5,725,035	228,383	0

A fourth proposal to permit the Board to adjourn the Special Meeting, if necessary, for further solicitation of proxies if there were not sufficient votes to approve the foregoing proposal regarding the Merger Agreement was not considered because a sufficient number of votes were cast at the Special Meeting to approve the proposal regarding the Merger Agreement.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits.

10.1                        Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan. (Incorporated by reference to Annex C of the Company’s Proxy Statement for the Special Meeting of Stockholders, filed with the SEC on December 23, 2014, File No. 001-13045.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: January 20, 2015